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                                                               Exhibit 10(lxxii)


                   AGREEMENT OF CONSENT, WAIVER and AMENDMENT

                  This Agreement of Consent, Waiver and Amendment (this "AGREEMENT") is entered into as of June 16, 1999, by and among Viragen, Inc. (the "COMPANY"), The Isosceles Fund ("ISOSCELES") and Cefeo Investments Limited ("CEFEO").

                  WHEREAS, Isosceles, Cefeo (together, the "SUBSCRIBERS") and the Company entered into a Purchase Agreement dated as of March 17, 1999 (the "PURCHASE AGREEMENT") and all definitions set forth herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement;

                  WHEREAS, pursuant to the Purchase Agreement, the Subscribers purchased Notes and Warrants (each as defined in the Purchase Agreement);

                  WHEREAS, the Company has arranged two phases of financing pursuant to private placements; phase one of the financing being a sale of Common Stock (as defined in the Purchase Agreement) at $.50 per share to three private investors for a total sale price of $1 million funded on or about May 11, 1999; and phase two being a sale of Common Stock to such investors at $.50 per share for a total sale price of $500,000 to such investors on or about July 15, 1999. (Phase one and phase two together being the "FINANCING"); and

                  WHEREAS, the execution of this Agreement is subject to the review and approval by Isosceles and Cefeo of the terms of the Financing;

                  NOW THEREFORE, all on the terms and subject to the conditions set forth herein, the Company, Isosceles and Cefeo hereby acknowledge and agree as follows:

                  1. Pursuant to Section 4.1 of the Purchase Agreement, the Subscribers hereby consent to the Financing as of the date of phase one of the Financing.

                  2. As of the date of phase one of the Financing, Isosceles hereby a) waives notice pursuant to Section 13.7 of the Purchase Agreement as it relates to the Financing, and b) declines to exercise its right of first refusal regarding the Common Stock issued pursuant to the Financing.

                  3. The Company and the Subscribers hereby agree to amend the definition of "Conversion Price", as defined in Section 3.1 of the Notes issued pursuant to the Purchase Agreement to read as follows:

                  The conversion price (the "Conversion Price") shall be the least of: a) the average of the closing bid prices of the Company's Common Stock during the five consecutive Trading Day period preceding the Initial Purchase Date (the "Closing Market Price"); b) the lowest closing bid price of the Company's Common Stock during the ten consecutive Trading Day period immediately preceding the applicable Conversion Date;
                  c) $.50; or d) any price at which Common Stock is issued pursuant to the Financing as defined in this Agreement of Consent, Waiver and Amendment.



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                  4. The Company and the Subscribers hereby agree to amend the definition of "Exercise Price," as defined in the Warrants issued to the Subscribers pursuant to the Purchase Agreement to read as follows:

                  "Exercise Price" as of the date hereof shall mean an exercise price equal to the least of: a) the Exercise Price as currently defined in the Warrant; b) $.50; or c) any price at which Common Stock is issued pursuant to the Financing as defined in this Agreement of Consent, Waiver and Amendment.

                  5. The Company and the Subscribers hereby agree that the periods referred to in Section 1.20 of the Purchase Agreement, in Section 1.1 of the Registration Rights Agreement, and references to such periods in any other agreements or instruments made pursuant thereto, MUTATIS MUTANDI, shall be changed to ". . . 112 days after the Initial Purchase Date if there are comments from the SEC."

                  6. The Company and the Subscribers hereby agree that all other provisions in the Notes and the Warrants, including without limitation the anti-dilutive provisions continue to apply.

                  7. The Company hereby covenants: a) that the resale of any Common Stock sold pursuant to the Financing will not be registered on registration statement No. 333-75749 which will, upon the Effective Date (as defined in the Purchase Agreement), register the resale of Common Stock issued pursuant to the Notes and the Warrants (the "Isosceles Registration Statement");
b) that any registration statement used to register the resale of any Common Stock pursuant to the Financing will not be filed until 90 days after the Effective Date of the Isosceles Registration Statement; and c) that the Company will pay Rogers & Wells LLP the legal fees for advice relating to this Agreement described in an invoice which will be delivered to the Company within five days of the date of this Agreement.

                  8. The Company and the Subscribers hereby acknowledge and agree that for any obligations or liabilities arising under or in connection with this Agreement, each of the Company's, Isosceles', and Cefeo's notice addresses will be as set forth in the Purchase Agreement.

                  9. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by fax of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

                  10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written by their respective duly authorized officers.

Viragen, Inc.:


By: /s/ Dennis W. Healey
   --------------------------
Name:  Dennis W. Healey
Title: Executive Vice President



The Isosceles Fund:



By: /s/ Andy Dipkin                            /s/ Ruth Beneby
   -----------------------------               --------------------------------
Name: Andy Dipkin                              Ruth Beneby



Cefeo Investments Limited:


By: /s/ Walter Blum Gentilomo
   -----------------------------
Name: Walter Blum Gentilomo
Title: Director








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